Exhibit 99.2

HealthLynked Corp. Releases Annual Shareholder Letter Highlighting Recent Product Development and Strategic Vision for the Future

“Highlights 2024 Collaborative Partnerships and Product Development Designed to Spur Growth in 2025 and Beyond”

Naples, Florida – February 4, 2025 – HealthLynked Corp. (OTCQB: HLYK), a leading innovator in healthcare technology focused on revolutionizing patient-provider connectivity, is pleased to announce the release of its Annual Shareholder Letter. This Update outlines the company’s significant achievements in product development and platform enhancements as well as offering strategic priorities for the coming year.

2024: Excellent strides expanding our capabilities to spur growth initiatives

The Annual Shareholder Letter highlights HealthLynked’s integration of new features and product development during 2024 designed to enhance patient engagement and drive greater demand for the company’s unique offering, including:

●	Launch of ARI, HealthLynked’s Advanced A.I. Healthcare Guidance: ARI enables patients to onboard effortlessly, update their medical profiles, and receive personalized healthcare recommendations. ARI can analyze patient data to provide tailored personalized medical guidance.

●	Nationwide Expansion of its Telemedicine Capabilities: HealthLynked expanded its telemedicine services from limited Florida coverage to 24/7 nationwide access. This expansion ensures patients can connect with licensed healthcare providers at any time.

●	Launch of its Concierge Service: Unveiled a premium concierge service, offering members unparalleled access to healthcare management for a small monthly fee.

●	Strategic Partnerships Program: HealthLynked initiated a partnership program aimed at integrating new services and benefits into the platform.

●	Discount Prescription Drug Program HealthLynked introduced a discount prescription drug program. This initiative offers members significant savings on medications.

CEO’s Vision for 2024 and Beyond

In the letter, Dr. Dent shares HealthLynked’s growth opportunity and his larger vision for 2025 and beyond, emphasizing:

HealthLynked remains committed to scaling its unique platform by focusing on near-term initiatives designed to drive growth and engagement. By leveraging innovative marketing campaigns, forming strategic partnerships, and continuously enhancing the platform’s capabilities, HealthLynked aims to expand its membership base and increase overall demand. A key aspect of this strategy is enhancing affinity marketing opportunities by collaborating with insurance providers, major employers, and professional employer organizations (PEOs). These partnerships will allow HealthLynked to reach a broader audience and provide greater value to users.

Beyond these immediate growth efforts, HealthLynked’s larger vision is centered on transforming healthcare by enhancing care management for patients and their families, increasing access to quality healthcare services, and leveraging patient data to improve medical care and drive meaningful advancements in medical research. Through these initiatives, HealthLynked continues to work toward a future where healthcare is more connected, accessible, and personalized for all.

Access the Full Annual Shareholder Letter

The complete Annual Shareholder Letter is available on the HealthLynked website at https://investors.healthlynked.com/shareholder-resources/. Shareholders and interested parties are encouraged to review the letter for a comprehensive overview of the company’s accomplishments and strategic direction.

About HealthLynked Corp.

HealthLynked Corp. transforms healthcare through its comprehensive, cloud-based platform that connects patients with providers, streamlines access to health records, and offers tailored AI-driven recommendations. The HealthLynked platform enhances patient-provider communication, reduces healthcare costs, and empowers users with innovative solutions like ARi to take control of their health.

For more information about HealthLynked, visit www.healthlynked.com.

Download the HealthLynked App:

●	Apple App Store
●	Google Play Store

Forward-Looking Statements

This press release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Such statements are inherently uncertain and may differ materially from actual results. Forward-looking statements reflect management’s current expectations and are subject to risks, uncertainties, and assumptions. HealthLynked disclaims any obligation to update these statements except as required by law.

Investor & Media Contact

Mike Paisan – Director of Investor Relations

HealthLynked Corp.

1265 Creekside Parkway, Suite 302

Naples, FL 34108

Phone: +1 (888) 505-6702

Email: mpaisan@healthlynked.com